UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: February 23, 2007
(Date of earliest event reported)
POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

8550 Mosley Drive
Houston, Texas		77075-1180
(Address of Principal		(Zip Code)
Executive Offices)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On February 23, 2007, Thomas W. Powell, the Company’s President and Chief Executive Officer since 1984, announced his intention to retire as Chief Executive Officer of the Company by the end of 2008. Effective February 23, 2007, the Company’s Board of Directors appointed Patrick L. McDonald, who previously served as general manager of the Company’s Electrical Power Products business in Houston, Texas, as President and Chief Operating Officer. In addition, the Company’s Board of Directors appointed Don R. Madison, who previously served as the Company’s Vice President and Chief Financial Officer, as Executive Vice President and Chief Financial and Administrative Officer effective February 23, 2007.
     Mr. McDonald, who is 53, has served as the general manager of the Company’s Electrical Power Products business in Houston since February 2006. He has 23 years of professional experience in the electrical business, including 22 years with Square D, now a part of Schneider Electric, between 1979 and 2001 and the past year with the Company. While at Square D, he held numerous leadership positions in the areas of finance, operations and product marketing and served as vice president of both the international and services divisions. Following his tenure at Square D, he continued his senior management career as president of Delta Consolidated Industries, a subsidiary of Danaher Corporation from 2001 to 2003. From 2003 until he joined the Company, Mr. McDonald was on sabbatical. Mr. McDonald holds a Bachelor of Science degree from Indiana University.
     Mr. Madison, who is 49, has served as the Company’s Vice President and CFO since 2001 and has played a leading role in the Company’s recent acquisitions of S&I and GE’s Power/Vac® product line. In addition to his responsibilities as Chief Financial Officer, he is currently leading the transition team for the integration of that acquired product line. Mr. Madison received a Bachelor of Science degree from the University of Kentucky.
     In conjunction with these appointments, the Compensation Committee of the Board approved, (i) increasing Mr. McDonald’s annual salary, effective upon his promotion on February 23, to $280,000 per year, (ii) a bonus potential for Mr. McDonald of up to $224,000 in cash and (iii) a three year performance-based restricted stock grant of up to 15,611 shares of common stock. At the same meeting, the Compensation Committee of the Board approved (i) increasing Mr. Madison’s annual salary, effective upon his promotion on February 23, to $270,000 per year, (ii) a bonus potential for Mr. Madison of up to $216,000 in cash and (iii) a three year performance-based restricted stock grant of up to 17,367 shares of common stock.
     Effective as of February 23, 2007, Mark W. Reid resigned as Executive Vice President of the Company to pursue other opportunities. In connection with his resignation, the Company has agreed to provide Mr. Reid $450,000, representing a multiple of Mr. Reid’s annual base salary plus other benefits, to be paid to Mr. Reid in approximately equal payments over the next 12 months. The Company has also agreed to extend the time in which Mr. Reid may exercise his vested stock options of the Company from 90 days to one year following February 23, 2007.

Item 8.01.	Other Information
     On February 26, 2007, the Company announced the information discussed in the first three paragraphs of Item 5.01 above. A copy of the Company’s press release is attached hereto as Exhibit 99.1. The press release is incorporated by reference herein and the foregoing description of the press release is qualified in its entirety by reference to the attached exhibit.

Item 9.01.	Financial Statements and Exhibits
     c. Exhibits

Exhibit
Number	Description
99.1	Press Release dated February 26, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.
	By:	/s/ DON R. MADISON
Date: March 1, 2007		Don R. Madison
Executive Vice President Chief Financial and Administrative Officer (Principal Accounting and Financial Officer)